UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 20, 2007

ARCHSTONE-SMITH TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-11706	84-1592064
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

9200 E. Panorama Circle, Suite 400, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 708-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

In connection with and in anticipation of the Agreement and Plan of Merger, dated as of May 28, 2007, as subsequently amended, by and among Archstone-Smith Trust (the “Company”), Archstone-Smith Operating Trust (the “Operating Trust”), River Holding, LP (the “Investor”), River Acquisition (MD), LP and River Trust Acquisition (MD), LLC (as amended, the “Merger Agreement”), Tishman Speyer Development Corporation (“Tishman Speyer”) and Lehman Brothers Holdings Inc. (“Lehman Brothers”), each affiliates of the Investor, entered into confidentiality agreements (the “Confidentiality Agreements”) with the Company.  The Confidentiality Agreements, among other things, prohibited Tishman Speyer and Lehman Brothers and certain of their affiliates, including the Investor, from acquiring any securities of the Company.  Those prohibitions remain currently in effect, following the execution of the Merger Agreement.

In order to allow the Investor or its affiliates to purchase securities, including common stock of the Company and units of the Operating Trust, prior to the consummation of the transactions contemplated by the Merger Agreement (in open market, privately negotiated or other transactions), on August 20, 2007, the Company entered into a Standstill Waiver and Voting and Lock-Up Agreement (the “Agreement”) with the Investor.  In the Agreement the Company waived the provisions of the Confidentiality Agreements and any other agreements to which the Company or its affiliates is a party (other than any such provisions contained in the declaration of trust of the Company or the declaration of trust of the Operating Trust), which could prohibit the Investor or its affiliates from purchasing any securities of the Company or the Operating Trust.  The waiver granted by the Company applies only with respect to purchases of common shares or units made on or before October 5, 2007.  There can be no assurance as to the terms on which any purchases of Company securities may be effected by the Investor or its affiliates, or whether any such purchases will occur.  The Agreement does not waive or modify any terms of the Merger Agreement, and the parties’ rights and obligations under the Merger Agreement remain in effect, with the closing of the mergers currently expected to occur on or about October 5, 2007, but subject to customary closing conditions including, among other things, compliance with European antitrust regulations and the approval of the merger by the affirmative vote of the holders of at least a majority of the Company’s outstanding common shares.  The closing of the mergers is not subject to a financing condition.

The Agreement also includes certain agreements regarding the voting of any common shares or units that the Investor or its affiliates acquire, including requiring, among other things, that all such common shares of the Company beneficially owned by the Investor and its affiliates be voted to approve the Merger Agreement, to the extent that such shares are entitled to be voted at the applicable shareholders meeting, and also includes certain undertakings, conditions, and restrictions relating to any transfers or sales of any of the common shares or units that the Investor may acquire.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

                                The exhibit required by this item is set forth on the Exhibit Index attached hereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2007	By:	/s/ Thomas S. Reif
Thomas S. Reif
Group Vice President and Associate General Counsel

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Standstill Waiver and Voting and Lock-Up Agreement, dated as of August 20, 2007, by and between Archstone-Smith Trust and River Holding, LP